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                                                                    EXHIBIT 16.0


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported)                October 25, 2001


                            Energy West Incorporated
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)


          Montana                      0-14183                   81-0141785
(STATE OR OTHER JURISDICTION         (COMMISSION               (IRS EMPLOYER
    OF INCORPORATION)                FILE NUMBER)            IDENTIFICATION NO)


                 1 First Avenue South                                59401
                 Great Falls, Montana                              (ZIP CODE)
        (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)


Registrant's telephone number, including area code                (406) 791-7500


                                 Not Applicable



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PAGE 2--8-K--FILED BY ENERGY WEST INCORPORATED


         (FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)


ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

         (a) Dismissal of Independent Accounting Firm.

                  (i) On October 25, 2001, the registrant dismissed Ernst & Young (the "principal accountant") as its independent accountant.

                  (ii) None of the principal accountant's reports on the financial statements of the registrant for the registrant's two most recent fiscal years contained an adverse opinion or a disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope, or accounting principles.

                  (iii) The decision to change independent accountants was approved by the board of directors of the registrant.

                  (iv) During the preceding two fiscal years and any subsequent interim period preceding the dismissal of the principal accountant, the registrant had no disagreements with the principal accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the principal accountant, would have caused the principal accountant to make reference to the subject matter of the disagreements in connection with the principal accountant's reports.

                  (v)      None of the reportable events listed in paragraphs
                           (a) (1) (v) (A) - (D) of Item 304 of Regulation S-K occurred during the two most recent fiscal years and any subsequent interim periods preceding the dismissal of the principal accountant.

                  (vi) The registrant requested that the principal accountant furnish a letter stating whether or not the principal accountants agree with the above statements. A copy of this letter, dated October 30, 2001, is filed as Exhibit 16.1 to this Form 8-K.

         (b) Engagement of New Independent Accountants.

                  (i) On October 31, 2001, the registrant formally engaged Deloitte & Touche (the "new independent accountant") to audit the registrant's financial statements. The new independent accountant was not consulted on any matter described in Item 304 (a) (2) of Regulation S-K during the registrant's two most recent fiscal years and subsequent interim periods preceding the engagement of the new independent accountant. The new independent accountant has reviewed and approved the content of the Report on Form 8-K and has declined the opportunity to file any clarifying statement with the Commission.



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PAGE 3--8-K--FILED BY ENERGY WEST INCORPORATED


Item 7. Financial Statements and Exhibits.

The following exhibit is filed with this report:

Exhibit           Description
-------           -----------
16.1              Letter from Ernst & Young regarding its concurrence with the registrant's statement regarding change of accountants.



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                                    SIGNATURE


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 1, 2001


                                     ENERGY WEST INCORPORATED


                                     By:
                                        ----------------------------------------
                                     Edward J. Bernica
                                     President and Chief Executive
                                     Officer (Principal Executive Financial and
                                     Accounting Officer)



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EXHIBIT 16.1 TO FORM 8-K


October 30, 2001

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Gentlemen:

We have read Item 4 of Form 8-K dated October 25, 2001, of Energy West Incorporated and are in agreement with the statements contained in paragraphs
(a)(i), (a)(ii), (a)(iv), (a)(v) and (a)(vi) on page 2 therein. We have no basis to agree or disagree with other statements of the registrant contained therein.


                                            /s/ Ernst & Young LLP